UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2009, we entered into a $1.525 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”), with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank, N.A. as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement. This facility replaces the $1.0 billion, 364-day credit agreement entered into on November 14, 2008.

Under the 364-Day Credit Agreement, we pay a commitment fee of 0.10% per annum on the unused commitments. Borrowings under the 364-Day Credit Agreement that are not based on Eurodollar rates bear interest at an annual rate based on the “base rate” of interest in effect plus the applicable margin. The “base rate” of interest is the highest of (1) the rate announced publicly by Citibank, N.A., from time to time, as Citibank’s “base” rate, (2) the Federal Funds Rate plus 0.50% and (3) the British Bankers Association one month LIBOR plus 1.00%. The “applicable margin” is the greater of (a) the market rate spread minus 1.00% and (b) 0% per annum. The “market rate spread” means at any date our credit default swap mid-rate spread for the one-year period beginning on the most recent reset date for the applicable advance, provided that the market rate spread shall have a floor and a cap depending upon the rating of our long-term senior unsecured debt with a floor of 0.75% and a cap of 2.00%. Borrowings under the 364-Day Credit Agreement that are based on Eurodollar rates are generally based on an applicable LIBOR rate plus the market rate spread, as defined above.

The 364-Day Credit Agreement contains customary terms and conditions, including covenants that are substantially similar to those contained in the previous facility, including, without limitation, covenants restricting our ability to incur liens, or merge or consolidate with another entity. Further, the 364-Day Credit Agreement contains a covenant restricting our ability to permit consolidated debt (as defined in the 364-Day Credit Agreement) to exceed 60% of Boeing’s total capital (as defined in the 364-Day Credit Agreement) until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full. The events of default under the 364-Day Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest, (2) failure of representations or warranties to be correct in any material respect, (3) failure to perform any other term, covenant or agreement and such failure is not remedied within 30 days of notice of such failure, (4) a cross-default with other debt in certain circumstances, (5) certain defaults upon obligations under the Employee Retirement Income Security Act and (6) bankruptcy. Such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the 364-Day Credit Agreement.

Some of the lenders under the 364-Day Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services. In addition, we and some of our subsidiaries have entered into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

The description herein is qualified in its entirety by the 364-Day Credit Agreement which is filed as an exhibit hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	$1.525 billion, 364-Day Credit Agreement dated November 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/S/ MICHAEL F. LOHR
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: November 13, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	$1.525 billion, 364-Day Credit Agreement dated November 13, 2009.